Exhibit 4.4.3
EXECUTION VERSION

Dated as of December 14, 2021

Second Supplemental Indenture

among

The Kansas City Southern Railway Company,
as Issuer

Kansas City Southern,
as Guarantor
Each of the other Guarantors Party Hereto, Cygnus Merger Sub 1 Corporation,
as Successor Parent

and

U.S. Bank National Association,
as Trustee

SECOND SUPPLEMENTAL INDENTURE (the “Second Supplemental Indenture”), dated as of December 14, 2021, among THE KANSAS CITY SOUTHERN RAILWAY COMPANY, a Missouri corporation (the “Issuer”), CYGNUS MERGER SUB 1 CORPORATION, a Delaware corporation (the “Successor Parent”), KANSAS CITY SOUTHERN, a Delaware corporation, as guarantor (the “Parent”), the other guarantors party hereto (collectively, with the Parent, the “Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly incorporated and existing under the laws of the United States of America, as Trustee (together with its successors and assigns, in such capacity, the “Trustee”).
W I T N E S S E T H :
WHEREAS, the Issuer, the Parent, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of October 29, 2013 (the “Original Indenture” and, as amended, supplemented or otherwise modified prior to the date hereof, the “Indenture”), providing for the issuance of the Notes;
WHEREAS, as permitted by the terms of the Indenture, upon satisfaction of certain conditions,
(i)CYGNUS MERGER SUB 2 CORPORATION, a Delaware corporation and a direct wholly owned subsidiary of the Successor Parent, will merge with and into the Parent with the Parent surviving such merger (“First Merger”), and (ii) immediately following the First Merger and simultaneously with the effectiveness of this Second Supplemental Indenture, the Parent will merge with and into the Successor Parent with the Successor Parent surviving such merger (“Second Merger”, and jointly with the First Merger, the “Mergers”) and changing its name to “Kansas City Southern” as of the effective time of the Second Merger;
WHEREAS, Section 11.01(3) of the Indenture provides that in the case of a merger, the Issuer, the Parent, the Guarantors and the Trustee may amend and supplement the Indenture, the Notes or Note Guarantees without notice to or the consent of any Holder to provide for the assumption of the obligations of the Issuer or a Guarantor of the Notes and the Note Guarantees in the case of a merger of the Issuer or such Guarantor, as applicable, in accordance with the terms of the Indenture; and
WHEREAS, all acts and things necessary to make this Second Supplemental Indenture, when duly executed and delivered, a valid and binding instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Second Supplemental Indenture have been in all respects duly authorized.
NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and intending to be legally bound, the parties to this Second Supplemental Indenture hereby agree as follows:
ARTICLE I
RELATION TO INDENTURE; ADDITIONAL DEFINITIONS
Section 1.01 Relation to Indenture. This Second Supplemental Indenture, upon its effectiveness as provided herein, shall constitute an integral part of the Indenture and shall be binding on the Issuer, the Parent, the Successor Parent, the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture.
Section 1.02 Additional Definitions. For all purposes of this Second Supplemental Indenture, capitalized terms used herein shall have the respective meanings specified herein, or, if not specified herein, shall have the meaning specified in the Indenture. All references herein to Articles, Sections or Exhibits, unless otherwise specified, refer to the corresponding Articles, Sections or Exhibits of this Second Supplemental Indenture.

ARTICLE II ASSUMPTION OF OBLIGATIONS
Section 2.01 Assumption of Obligations. Pursuant to, and in compliance and accordance with, Section 5.01 and Section 5.02 of the Indenture, effective immediately upon the consummation of the Second Merger, the Successor Parent hereby expressly assumes all of the obligations of the Parent under the Note Guarantee and the Indenture, and hereby expressly assumes the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be kept, performed, or observed by the Parent under the Indenture.
Section 2.02 Successor Substituted. Pursuant to, and in compliance and accordance with, Section 5.02 of the Indenture, effective immediately upon the consummation of the Second Merger, the Successor Parent succeeds to and is substituted for, and may exercise every right and power of, the Parent under the Indenture, with the same effect as if the Successor Parent had originally been named in the Indenture as the Parent.
ARTICLE III CONDITIONS OF EFFECTIVENESS
Section 3.01 Conditions. This Second Supplemental Indenture shall become effective simultaneously with the consummation of the Second Merger, provided, however, that:
(a)the Trustee shall have executed a counterpart of this Second Supplemental Indenture and shall have received one or more counterparts of this Second Supplemental Indenture executed by the Issuer, the Successor Parent and the Parent;
(b)the Trustee shall have received an Officer’s Certificate of the Parent stating that (i) this Second Supplemental Indenture complies with the requirements of Section 5.01 of the Indenture; and (ii) in the opinion of the signer, all conditions precedent provided for in the Indenture relating to the consummation of the Mergers and the execution and delivery of this Second Supplemental Indenture have been complied with;
(c)the Trustee shall have received an Opinion of Counsel of the Parent to the effect that (i) all conditions precedent provided for in the Indenture relating to the consummation of the Mergers and the execution and delivery of this Second Supplemental Indenture have been complied with; and (ii) the execution and delivery of this Second Supplemental Indenture complies with the requirements of Section
5.01 of the Indenture and is authorized or permitted by, and conforms to, the terms of Section 5.01 of the Indenture; and
(d)the Successor Parent and the Parent shall have duly filed with, or provided to, the Secretary of State of the State of Delaware all certificates and notifications required to effect the Second Merger.
Section 3.02 Failure of Conditions. In the event that the Second Merger does not occur on or prior to December 21, 2021, this Second Supplemental Indenture shall be of no force or effect.
ARTICLE IV REFERENCE TO THE INDENTURE

Section 4.01 Reference to the Indenture. Upon the effectiveness of this Second Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby.
Section 4.02 Reference to Notes. Upon the effectiveness of this Second Supplemental Indenture, each reference in the Notes to the Indenture including each term defined by reference to the Indenture shall mean and be a reference to the Indenture or such term, as the case may be, as affected, amended and supplemented hereby.
ARTICLE V ADDRESSES FOR NOTICES
Section 5.01 Notices. Upon the effectiveness of this Second Supplemental Indenture, all notices or other communications to be addressed to the Parent as contemplated by Section 12.02 of the Indenture shall be addressed to the Successor Parent as follows:

Cygnus Merger Sub 1 Corporation 427 West 12th Street
Kansas City, MO 64105 Attn: Michael W. Cline
Email: Michael.Cline@KCSouthern.com

ARTICLE VI MISCELLANEOUS PROVISIONS
Section 6.01 Counterpart Originals. The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
Section 6.02 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE.
Section 6.03 TIA Controls. If any provision in this Second Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the TIA, such required provision shall control.
Section 6.04 Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 6.05 Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Parent, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Second Supplemental Indenture and perform its obligations hereunder.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

CYGNUS MERGER SUB 1 CORPORATION, as
Successor Parent
By:     /s/ Michael W. Cline
Name: Michael W. Cline
                         Title:    VP - Corporate Audit Services & Treasurer

THE KANSAS CITY SOUTHERN RAILWAY
COMPANY, as Issuer
By:     /s/ Michael W. Cline
Name: Michael W. Cline
Title:    VP - Corporate Audit Services & Treasurer

KANSAS CITY SOUTHERN, as Guarantor
By:     /s/ Michael W. Cline
Name: Michael W. Cline
Title:    VP - Corporate Audit Services & Treasurer

GATEWAY EASTERN RAILWAY COMPANY, as
Guarantor
By:     /s/ Michael W. Cline
Name: Michael W. Cline
Title:    VP & Treasurer

SOUTHERN DEVELOPMENT COMPANY, as
Guarantor
By:     /s/ Michael W. Upchurch
Name: Michael W. Upchurch
Title:    VP - Chief Financial Officer & Treasurer

THE KANSAS CITY NORTHERN RAILWAY
COMPANY, as Guarantor
By:     /s/ Michael W. Cline
Name: Michael W. Cline
Title:    VP & Treasurer

[Signature Page to Second Supplemental Indenture]

TRANS-SERVE, INC., as Guarantor
By:     /s/ Michael W. Cline
Name: Michael W. Cline
Title:    VP & Treasurer

KCS HOLDINGS I, INC., as Guarantor
By:     /s/ Michael W. Cline
Name: Michael W. Cline
Title:    VP & Treasurer

KCS VENTURES I, INC., as Guarantor
By:     /s/ Michael W. Cline
Name: Michael W. Cline
Title:    VP & Treasurer

SOUTHERN INDUSTRIAL SERVICES, INC., as
Guarantor
By:     /s/ Michael W. Upchurch
Name: Michael W. Upchurch
Title:    VP - Chief Financial Officer & Treasurer

VEALS, INC., as Guarantor
By:     /s/ Michael W. Upchurch
Name: Michael W. Upchurch
Title:    VP - Chief Financial Officer & Treasurer

PABTEX, INC., as Guarantor
By:     /s/ Michael W. Upchurch
Name: Michael W. Upchurch
Title:    VP – Chief Financial Officer & Treasurer

[Signature Page to Second Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee By: /s/ Laurel Casasanta     Name: Laurel Casasanta
Title: Vice President

[Signature Page to Second Supplemental Indenture to October 2013 KCSR Indenture]